UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C.20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2007

ACCESS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Stemmons Freeway, Suite 176 Dallas, Texas	75207

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(214) 905-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ /	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ /	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ /	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ /	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

(a) Effective December 19, 2007, Stephen R. Seiler resigned as President and Chief Executive Officer of the Company and concurrently resigned from the Company's Board of Directors.

(b) On December 26, 2007, the Company announced that Jeffrey B. Davis, 44, has been named by the Board of Directors as the Company's Chief Executive Officer effective as of December 26, 2007.

Mr. Davis became a director in March 2006. Mr. Davis is Chairman of the Board, member of the Executive Committee and a Chairman of the Compensation Committee of the Board. Mr. Davis currently serves as President of SCO Financial Group LLC. Previously, Mr. Davis served in senior management at a publicly traded healthcare technology company. Prior to that, Mr. Davis was an investment banker with various Deutsche Bank banking organizations, both in the U.S. and Europe. Mr. Davis also served in senior marketing and product management positions at AT&T Bell Laboratories, where he was also a member of the technical staff, and at Philips Medical Systems North America. Mr. Davis is currently on the board of MacroChem Corporation, Uluru, Inc. and Virium Pharmaceuticals, Inc., a private biotechnology company. Mr. Davis holds a B.S. in biomedical engineering from Boston University and an M.B.A. degree from the Wharton School, University of Pennsylvania.

Mr. Davis is a director of Somanta Pharmaceuticals, Inc. On April 19, 2007, we announced we had entered into an agreement to acquire Somanta Pharmaceuticals, Inc., pursuant to the terms of the merger agreement, upon consummation of the acquisition, Somanta’s preferred and common shareholders will receive an aggregate of 1.5 million shares of Access’ common stock

SCO Financial Group is an affiliate of SCO Capital Partners LLC.  SCO Capital Partners LLC previously served as placement agent in conjunction with the Company’s issuance of Series A Cumulative Convertible Preferred Stock.  In exchange for its services as placement agent SCO Capital Partners LLC received a warrant to purchase 100,000 shares of Access common stock.

ITEM 7.01      REGULATION FD DISCLOSURE

A copy of the press release issued by us on December 26, 2007 announcing the appointment Mr. Davis as Chief Executive Officer is filed as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title

99.1	Press Release dated December 26, 2007 entitled “Access Pharmaceuticals Appoints Jeffrey B. Davis As CEO”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS PHARMACEUTICALS, INC. (Registrant)

By:	/s/ Stephen B. Thompson

Stephen B. Thompson
Vice President, Chief Financial Officer

Date:  December 26, 2007

Exhibit Index

Exhibit No.                Description

99.1        Press release issued by Access Pharmaceuticals, Inc. dated December 26, 2007.